Exhibit 99.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of South Street Financial Corp. (the “Company”) certifies that the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is made solely for the purpose of 18 U.S.C Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

SOUTH STREET FINANCIAL CORP.

Date: November 13, 2002	By:	/s/ R. RONALD SWANNER

R. Ronald Swanner President and Chief Executive Officer

Date: November 13, 2002	By:	/s/ CHRISTOPHER F. CRANFORD

Christopher F. Cranford Treasurer and Controller